Exhibit 99.1

NASDAQGS: MCBS

For Immediate Release

March 17, 2025

MetroCity Bankshares and First IC Corporation Announce Strategic Combination

DORAVILLE, Georgia (PR NEWSWIRE) – MetroCity Bankshares, Inc. (NASDAQ: MCBS) (“MetroCity”), the holding company for Metro City Bank (the “Bank”), and First IC Corporation (OTCEM: FIEB) (“First IC”), the parent company of First IC Bank, both based in Doraville, GA, jointly announced today the signing of a definitive merger agreement for MetroCity to acquire First IC and First IC Bank, in a cash and stock transaction.

Under the terms of the merger agreement, which was unanimously approved by the Boards of Directors of both companies, First IC shareholders will receive 3,384,588 shares of MetroCity common stock and $111,965,213 in cash, subject to adjustment, for total consideration consisting of approximately 46% stock and 54% cash. Based on the closing price of MetroCity common stock of $27.78 per share on March 14, 2025, the implied purchase price is $22.71 per First IC common share, with an aggregate transaction value of approximately $206 million. Holders of First IC stock options will be cashed out.

First IC has approximately $1.2 billion in total assets, $975 million in total deposits, and $993 million in total loans as of December 31, 2024. The pro forma company will have approximately $4.8 billion in assets, $3.7 billion in deposits and $4.1 billion in loans. Together, the combined company is expected to have significant strategic positioning with the scale to compete and prioritize investments in technology and growth. The merger is expected to deliver ~26% EPS accretion to MetroCity shareholders in the first full year when including expected cost savings on a fully phased-in basis, and has an expected tangible book value payback period of approximately 2.4 years.

Chong Chun, Chairman of First IC Corporation, stated, “First IC Corporation and its wholly owned subsidiary, First IC Bank, are thrilled to announce the merger with MetroCity. We have been competitors and admirers of the MetroCity franchise for many years and combining our two organizations will create a stronger banking institution for our customers, employees and communities. I am proud of our strong team, the bank and legacy we have built together, and the positive impact we’ve made in our communities.” Chun continued, “By combining with MetroCity, we ensure our shared values to create a better bank, offering enhanced services and opportunities for our employees, customers, key partnerships, and the communities we serve will be our legacy.”

“We too have long competed with and admired the First IC franchise and are excited about combining our two organizations,” commented Nack Paek, MetroCity’s Chairman and CEO. “The combined bank will have the capacity to service our customers better, offer enhanced opportunities for our employees and continue offering excellent returns to our shareholders. The combined balance sheet enhances our competitive position and increases the financial flexibility to continue to build the best bank possible.”

Timing and Approvals

The merger is expected to close in the fourth quarter of 2025, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approval by the shareholders of First IC.

Advisors

Hillworth Bank Partners acted as financial advisor to MetroCity and rendered a fairness opinion to its board of directors. Hunton Andrews Kurth LLP served as legal counsel to MetroCity.

Stephens Inc. acted as financial advisor to First IC and rendered a fairness opinion to its board of directors. Alston & Bird LLP served as legal counsel to First IC.

Contact:	Lucas Stewart
MetroCity Bankshares, Inc.
Chief Financial Officer
678-580-6414
lucas.stewart@metrocitybank.bank

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc., headquartered in Doraville, Georgia, is the bank holding company for Metro City Bank, which operates 20 banking offices across seven states: Alabama, Florida, Georgia, New Jersey, New York, Texas, and Virginia. At December 31, 2024, MetroCity had $3.6 billion in assets. MetroCity's common stock trades on The NASDAQ Stock Exchange under the symbol “MCBS.” More information about MetroCity is available by visiting the “Investor Relations” section of its website https://www.metrocitybank.bank.

About First IC Corporation

First IC Bank was founded in 2000 and is headquartered in Doraville, Georgia. First IC Corporation operates as the bank holding company for First IC Bank, which maintains ten banking locations and two loan production offices in California, Georgia, New Jersey, New York, Texas, and Washington. At December 31, 2024, First IC Corporation had $1.2 billion in assets. First IC Corporation’s common stock trades on the OTCEM exchange under the symbol “FIEB”. More information about First IC Corporation is available by visiting the “Investor Relations” section of its website https://www.firsticbank.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of First IC and MetroCity, the expected timing of completion of the proposed transaction, and other statements that are not historical facts. Such statements reflect the current views of MetroCity and First IC with respect to future events and financial performance, and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs, expectations, plans, predictions, forecasts, objectives, assumptions or future events or performance, are forward-looking statements. Forward-looking statements often, but not always, may be identified by words such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

MetroCity and First IC caution that the forward-looking statements in this communication are not guarantees of future performance and involve a number of known and unknown risks, uncertainties and assumptions that are difficult to assess and are subject to change based on factors which are, in many instances, beyond MetroCity’s and First IC’s control. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) changes in general economic, political, or industry conditions; (2) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) movements in interest rates; (5) the resurgence of elevated levels of inflation or inflationary pressures in the United States and the First IC and MetroCity market areas; (6) increased competition in the markets of MetroCity and First IC; (7) success, impact, and timing of business strategies of MetroCity and First IC; (8) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; (9) the expected impact of the proposed transaction between First IC and MetroCity on the combined entities’ operations, financial condition, and financial results; (10) the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); (11) the failure to obtain First IC shareholder approval or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all or other delays in completing the proposed transaction; (12) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Reorganization Agreement; (13) the outcome of any legal proceedings that may be instituted against MetroCity or First IC; (14) the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where MetroCity and First IC do business; (15) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (16) diversion of management’s attention from ongoing business operations and opportunities; (17) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (18) the dilution caused by MetroCity’s issuance of additional shares of its capital stock in connection with the proposed transaction; (19) cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and (20) other factors that may affect the future results of MetroCity and First IC.

Additional factors that could cause results to differ materially from those described above can be found in MetroCity’s Annual Report on Form 10-K for the year ended December 31, 2024, including in the respective “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such report, as well as in subsequent SEC filings, each of which is on file with the SEC and available in the “SEC Filings” section of MetroCity’s website, www.metrocitybank.bank/investor-relations/sec-filings, and in other documents MetroCity files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither MetroCity nor First IC assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. All forward-looking statements, express or implied, included in the document are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

This communication is being made with respect to the proposed transaction involving MetroCity and First IC. This material is not a solicitation of any vote or approval of the First IC shareholders and is not a substitute for the proxy statement/prospectus or any other documents that MetroCity and First IC may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

In connection with the proposed transaction between MetroCity and First IC, MetroCity will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) that will include a proxy statement for a special meeting of First IC’s shareholders to approve the proposed transaction and that will also constitute a prospectus for the MetroCity common stock that will be issued in the proposed transaction, as well as other relevant documents concerning the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF METROCITY AND FIRST IC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When final, First IC will mail the proxy statement/prospectus to its shareholders. Investors and security holders are also urged to carefully review and consider MetroCity’s public filings with the SEC, including, but not limited to, their proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about MetroCity, all of which may be obtained, free of charge, as they become available at the SEC’s website at www.sec.gov. You will also be able to obtain these documents, when they are filed, free of charge, from MetroCity at www.metrocitybank.bank/investor-relations/sec-filings. Copies of the proxy statement/prospectus can also be obtained, when they become available, free of charge, by directing a request to MetroCity Bankshares, Inc., 5114 Buford Highway, Doraville, GA 30340, Attention: Lucas Stewart, Chief Financial Officer, Telephone: (678) 580-6414.

Participants in the Solicitation

MetroCity, First IC, and certain of their respective directors, executive officers and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies from the shareholders of First IC in connection with the proposed transaction. Information regarding MetroCity’s directors and executive officers is available in its definitive proxy statement relating to its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2024, and its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 10, 2025, and other documents filed by MetroCity with the SEC. Other information regarding the persons who may, under the SEC’s rules, be deemed to be participants in the proxy solicitation of First IC’s shareholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials filed with the SEC when they become available, which may be obtained free of charge as described in the preceding paragraph. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.